As filed with the Securities and Exchange Commission on October 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

650 Fifth Avenue, 30th Floor

New York, New York 10019

(212) 415-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward M. Weil, Jr.

Chief Executive Officer and President

650 Fifth Avenue, 30th Floor

New York, New York 10019

(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael J. Choate, Esq.	Dean M. Colucci, Esq.
Proskauer Rose LLP	Duane Morris LLP
70 West Madison, Suite 3800	1540 Broadway
Chicago, Illinois 60602	New York, New York 10036
(312) 962-3567	(212) 692-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-259494

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	$7,000,000	$648.90

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes shares of Series B Preferred Stock that may be sold upon exercise of the underwriters’ option to purchase additional shares, if any.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Healthcare Trust, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), and hereby incorporates by reference into this Registration Statement the contents of the Registration Statement on Form S-11 (File No. 333-259494), including the preliminary prospectus and the exhibits thereto, initially filed on September 13, 2021, and declared effective on October 1, 2021, as amended by pre-effective amendments thereto (the “Prior Registration Statement”).

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit Number	Description

5.1	Opinion of Venable LLP regarding legality of securities being registered

8.1	Opinion of Proskauer Rose LLP as to tax matters

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP

23.3	Consent of Venable LLP (included in Exhibit 5.1)

23.4	Consent of Proskauer Rose LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included in the signature page to the Prior Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 1, 2021.

HEALTHCARE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Edward M. Weil, Jr.	Chief Executive Officer, President and Director	October 1, 2021
Edward M. Weil, Jr.	(Principal Executive Officer)

* Lee M. Elman	Independent Director	October 1, 2021

* Leslie D. Michelson	Independent Director	October 1, 2021

* B.J. Penn	Independent Director	October 1, 2021

* Edward G. Rendell	Independent Director	October 1, 2021

* Elizabeth K. Tuppeny	Independent Director	October 1, 2021
/s/ Jason F. Doyle Jason F. Doyle	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 1, 2021

*By:	/s/ Edward M. Weil, Jr.
Edward M. Weil,
Jr. Attorney-in-fact